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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of 1st day of March, 1996, between GO2NET, INC., a Delaware corporation (the "Corporation"), and JOHN KEISTER (the "Employee").

     WHEREAS, the Corporation desires to employ the Employee as Chief Operating Officer; and

     WHEREAS, the Employee desires to accept such employment with the Corporation upon the terms and conditions offered;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:

     1. EMPLOYMENT AND DUTIES.

        a. The Corporation desires to employ the Employee and the Employee desires to accept the position of Chief Operating Officer. As the Chief Operating Officer of the Corporation, the Employee shall report to the President, Chief Executive Officer and the Board of Directors.

        b. As Chief Operating Officer, the Employee shall perform such duties and services, consistent with those duties and services ordinarily and customarily performed by a person holding such position in similar organizations, as may be assigned to him from time to time by the President, Chief Executive Officer or the Board of Directors.

        c. The Employee warrants and agrees to use his best efforts to perform well and faithfully such duties and other reasonable duties and responsibilities, consistent with his position properly assigned to him.


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     2. DURATION OF AGREEMENT. Subject to the conditions set forth within, this
Agreement shall be in effect for a four-year period (forty-eight months) commencing on the date of execution of the Agreement.

     3. TIME TO BE DEVOTED TO EMPLOYMENT. The Employee agrees to devote his business time, attention, and energies to the best interests of the Corporation. The Employee is expected to be resident in the Corporation's offices on a day-to-day basis when not otherwise travelling on behalf of the Corporation.

     4. RESTRICTIONS ON OTHER EMPLOYMENT. During the term of employment, the Employee agrees that, unless he has the express prior written approval of the Board of Directors, he shall not accept a membership on a Board of Directors, act as an officer, employee or consultant, or engage in any other business activity which is in a similar or competing business of Corporation that would in any way conflict with the business of Corporation that would in any way conflict with the business of Corporation or the time needed by the Employee to perform his duties hereunder.

     5. COMPENSATION; BENEFITS; REIMBURSEMENTS.

        a. SALARY. Upon appointment as Chief Operating Officer by the Board of Directors of the Corporation, the Employee shall receive a salary of forty-five thousand dollars ($45,000) per year, which shall be payable in equal monthly or bi-monthly installments (or at such other intervals as the parties may mutually agree at the end of each such month).

        b. REIMBURSEMENT OF BUSINESS EXPENSES. The Corporation shall reimburse the Employee, in accordance with standard business practices of accounting and receipts, for all reasonable and necessary business and traveling expenses, and other

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disbursements incurred by him for or on behalf of the Corporation in the performance of his duties hereunder and evidenced by appropriate documentation.

        c. BENEFITS. (1) Commencing on the date hereof until such time as otherwise determined by the Board of Directors of the Corporation, the Employee shall be entitled to participate in and enjoy the benefits of any retirement, pension, health insurance, or other similar plan or plans which may be instituted by the Corporation for the benefit of its executive officers or employees generally, upon such term as may be therein provided.

           (2) During the term of employment, the Employee shall be entitled to participate in and enjoy the benefits of any profit sharing, stock option, group insurance or other similar plan or plans which may be instituted by the Corporation for the benefit of its executive officers or employees generally, upon such term as may be therein provided.

           (3) During the term of employment, the Employee shall be entitled to the use of an automobile and a parking space, each of which shall be paid for by the Corporation.

        d. VACATIONS; SICK DAYS. The Employee shall be entitled to a paid vacation of two (2) weeks during each year of the term of his employment. In addition, the Employee shall be entitled to as many holidays, sick days and personal days as are in accordance with the Corporation's policy then in effect for its executive officers generally (but no less favorable than the Corporation's policy existing on the date hereof), upon such terms as may be provided to all executive officers of the Corporation generally.

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     6. TERMINATION.

        a. WITHOUT CAUSE. The Corporation may terminate this Agreement at any time upon thirty (30) days notice; however, in the event this provision is exercised by Corporation, the Employee shall not receive less salary and benefits than would otherwise be due to him for the balance of the duration of this Agreement, or six (6) months, whichever is shorter.

        b. WITH CAUSE. The Corporation may terminate this Agreement for cause, and the Corporation shall be obligated to pay the Employee his salary only through the date of his termination. For purposes of this paragraph, "cause" shall mean that the Employee has (1) knowingly acted fraudulently in his relations with the Corporation, (2) misappropriated or done material, intentional damage to the Corporation, or its business or financial situation,
(3) been convicted of a felony involving moral turpitude, (4) willfully and materially failed to follow a legal and reasonable order or directive by the President, Chief Executive Officer and the Board of Directors (which order or directive is consistent with the provisions of this Agreement), or (6) willfully and materially failed to perform duties as directed, which the President, Chief Executive Officer or a majority of the Board of Directors in good faith finds to be in the best interest of the Corporation.

        c. TERMINATION BY DISABILITY. If, during the term of Agreement, the Employee becomes disabled so that he is unable substantially to perform his services hereunder (i) for a period of six (6) consecutive months, or (ii) for an aggregate of six (6) months within any period of eighteen (18) consecutive months, this Agreement and the Corporation's obligations hereunder shall terminate and the Employee shall continue to receive compensation for six (6) months following the date of disability.

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        d. VOLUNTARY RESIGNATION. The Employee may voluntarily terminate this
Agreement at any time upon thirty (30) days notice. The Corporation shall then only be obligated to pay the Employee any compensation due up to the date of resignation. Paragraph 7 relating to non-disclosure shall immediately become effective upon resignation.

     7. NON-DISCLOSURE OF BUSINESS INFORMATION. The Employee acknowledges that by virtue of his employment with the Corporation, the Employee will obtain such knowledge, know-how, training and experience that is not generally known to those engaged in the computer or tele-communications industry or with respect to the Internet or World Wide Web ("Trade Secrets"), and there is a possibility that such knowledge, know-how, training and experience could be used by a competitor of the Corporation to the Corporation's detriment. Therefore, the Employee covenants and agrees, as follows: (a) the Employee agrees that he will not, at any time during or after the term of employment, disclose, reproduce, assign or transfer to any person, firm, corporation or other business entity, except as required by law, any Trade Secrets concerning the business, finances, clients, affairs, business plans, strategies, methods, software, hardware, results from on-going investigations by others, and present and future plans of the Corporation, any subsidiary or affiliate thereof or any company formed or funded by the Corporation at any time for any reason or purpose whatsoever, without the Corporation's express written consent; nor shall the Employee make use of any of such Trade Secrets for his own purpose or for the benefit of any person, firm, corporation or other business entity, except the Corporation or any subsidiary or affiliate thereof. Upon termination of employment for any reason, Employee will immediately return all books, files, papers, records, and documents of any kind (including those contained in computer disks) relating to the business of Corporation; (b)

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during the term of this Agreement and for a period of one year thereafter, the
Employee shall not, without the prior written consent of the Corporation, engage in, for any purpose whatsoever, any activity that competes directly with the Corporation; or (c) the Employee shall not, without the prior written consent of the Corporation, within the one year period following the termination or expiration of this Agreement solicit any employees of the corporation to join the Employee as a partner or employee in any computer or tele-communications related enterprise.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EMPLOYEE. The Employee represents that he has the capacity and desire to enter into this Agreement, and the voluntary execution, delivery and performance of this Agreement and compliance with its provisions will not conflict with or result in any breach of any of the terms, conditions, obligations, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which the Employee is a party or by which he may be bound or affected, including specifically any pre-existing or existing consulting, employment, or independent contractor arrangements, understandings, or agreements whether oral or written. Furthermore, the Employee agrees to indemnify the Corporation against any claims brought by any predecessor employer alleging breach of employment contract or fiduciary responsibilities.

     9. ENFORCEMENT. This Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Washington. Accordingly, to the extent a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such

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restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

     10. REMEDIES FOR BREACH, INJUNCTIVE RELIEF: ARBITRATION.

         a. REMEDY FOR BREACH OF PARAGRAPH 7. It is acknowledged by the Employee that he will be devoting his work efforts towards establishing relationships for the Corporation; that Employee will be knowledgeable in all aspects of the business, including the type of transactions the Corporation is involved with, thus, the Employee would be enable to enter the same business as the Corporation and unfairly compete against the Corporation to its detriment. Thus, the restrictions contained in paragraph 7 and the injunction contained in this paragraph are reasonable and justified. The Employee recognizes that irreparable injury to the Corporation will inevitably occur in the event of any breach of the terms and conditions of this Agreement and, specifically, if paragraph 7 is breached by the Employee. The Employee agrees in such event that the Corporation shall be entitled, in addition to any other remedies available to it, without proof of monetary or immediate damage, to maintain an action for an injunction to restrain any violation of this Agreement by the Employees and all persons acting for or with the Employee.

     11. PRIOR AGREEMENTS/ORAL MODIFICATION. This Agreement supersedes all prior agreements and constitutes the entire Agreement and understanding between parties. It may not be amended, modified in any manner or terminated orally; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced; provided, however, that the Employee's compensation may be increased at any

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time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement which in all other respects shall remain in full force and effect.

     12. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Washington, without giving effect to the conflict of laws of principles thereof.

     13. SUBMISSION TO JURISDICTION. The parties hereby irrevocably agree that all claims relating to this Agreement shall be submitted exclusively to federal and state courts located in the County of King and State of Washington and irrevocably consent to the jurisdiction and venue of such courts and service of process by certified or registered mail, return receipt requested, directed to the parties at the addresses set forth below or as otherwise provided by law.

     14. BINDING AGREEMENT; BENEFIT. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

     15. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

     16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

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     17. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19. ASSIGNMENT. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

     20. NOTICES. All notices and other communications which are required or permitted hereunder shall be in writing and shall be delivered personally or sent by air courier (e.g., Federal Express) or first class certified or registered mail, postage prepaid, return receipt requested. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as set forth below or in accordance with the latest unrevoked direction from such party.

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     If to the Employee:

     John Keister
     2360 43rd Avenue East
     No. 303
     Seattle, Washington  98104

     If to the Corporation:

     GO2NET, INC.
     800 Fifth Avenue
     #171
     Seattle, Washington  98104

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                  GO2NET, INC.

                                                  By: /s/ Russell C. Horowitz
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                                                     Name:  Russell C. Horowitz
                                                     Title: President


                                                  JOHN KEISTER

                                                  /s/ John Keister
                                                  ------------------------------


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